EXHIBIT 21

                        THE DUN & BRADSTREET CORPORATION
               LIST OF ACTIVE SUBSIDIARIES AS OF JANUARY 31, 1997
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                                                                                                          % OWNERSHIP
                                                                            STATE OR OTHER                100% EXCEPT
                  NAME                                                      JURISDICTION OF               AS NOTED
----------------------------------------------------------------------------------------------------------------------
D&B ESPANA S.A.                                                             Spain

DUN & BRADSTREET (SWITZERLAND) AG                                           Switzerland
         ICM Institute fur Credit Management AG Switzerland

DUN & BRADSTREET COMPUTER LEASING, INC.                                     Delaware
         Fillupar Leasing Partnership                                       Delaware                       98.00

DUN & BRADSTREET HOLDINGS, INC.                                             Delaware

DUN & BRADSTREET, INC.                                                      Delaware
         D&B Investors L.P.                                                 Delaware                       99.00
         Dun & Bradstreet Life Insurance Company                            Arizona
         Dun & Bradstreet Program Management Services, Inc.                 Delaware
         Dun & Bradstreet RMS Franchise Corporation                         Delaware
         Duns Holding, Inc.                                                 Delaware
                  D&B Acquisition Corp.                                     Delaware

DUN & BRADSTREET INTERNATIONAL, LTD.                                        Delaware
         Dun & Bradstreet S.A.                                              Argentina
         Dun & Bradstreet (Australia) Holdings Pty.                         Australia
                  Dun & Bradstreet (Australia) Group Pty. Ltd.              Australia
         Arrebnac Pty. Ltd.                                                 Australia
                  D&B Pty. Ltd. (Australia)                                 Australia
                           College Mercantile Pty. Ltd.                     Australia
                                    Dun & Bradstreet (Australia)
                                      Pty. Limited.                         Australia
                           Dun & Bradstreet (Nominees) Pty. Ltd.            Australia
                           Dun & Bradstreet Unit Trust                      Australia
                                        Australia Pty. Limited
                           Moody's Investors Service Pty. Limited           Australia
         Dun & Bradstreet Canada Holding, Ltd.                              Canada
                  The D&B Companies of Canada Ltd.                          Canada
                           Credit Guard Corporation                         Canada
                           Dun & Bradstreet Finance Inc.                    Canada
         Dun & Bradstreet Do Brasil, Ltda.                                  Delaware
         N.V. Dun & Bradstreet-Eurinform S.A.                               Belgium
         Dun & Bradstreet Ltda.                                             Chile
         Dun & Bradstreet International Consultant (Shanghai) Co. Ltd.      China
         D&B Group, Ltd.                                                    Delaware
                  Dun & Bradstreet Europe, Limited                          England
                           Dun & Bradstreet Limited                         England
                                    Dun & Bradstreet Limited                Ireland
                                    Dataquest Europe Ltd.                   England
                                            Dun & Bradstreet Finance Ltd.   England


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                                                                                                          % OWNERSHIP
                                                                            STATE OR OTHER                100% EXCEPT
                  NAME                                                      JURISDICTION OF               AS NOTED
----------------------------------------------------------------------------------------------------------------------
DUN & BRADSTREET INTERNATIONAL, LTD. (CONTINUED)
         D&B Group, Ltd. (continued)                                        Delaware
                  D&B Europe Limited (continued)                            England
                           Dun & Bradstreet (U.K.) Ltd.                     England
                                    Dun & Bradstreet (U.K.) Pension Plan    England
                                         Trustee Company Ltd.
                  Moody's Investors Service Limited                         England
         Dun & Bradstreet Credit Control, Ltd.                              Delaware
                  Dun & Bradstreet (HK) Limited                             Hong Kong
         Dunbrad, Inc.                                                      Delaware
         Dun & Bradstreet Deutschland Holding GmbH                          Germany
                  D&B Information Services GmbH                             Germany
                           D&B Unterstutzungskasse GmbH                     Germany
                           Dun & Bradstreet Information Solutions GmbH      Germany
         Dun & Bradstreet (Israel) Ltd.                                     Israel
         Dun & Bradstreet Japan Ltd.                                        Japan
         D&B Information Services (M) Sdn. Bhd.                             Malaysia
         Dun & Bradstreet S.A. de C.V.                                      Mexico
         Dun & Bradstreet (New Zealand) Limited                             New Zealand
         Dun & Bradstreet S.A.                                              Peru
         Dun & Bradstreet Portugal, Ltda.                                   Portugal
         Dun & Bradstreet (Singapore) Pte. Ltd.                             Singapore
         Dun & Bradstreet Nordic AB                                         Sweden
                  Dun & Bradstreet Finland OY                               Finland
                  Dun & Bradstreet Soliditet AB                             Sweden
         Ifico-Burgel AG                                                    Switzerland
                  Dun & Bradstreet Information Services Ges.mbH             Austria
         Dun & Bradstreet B.V.                                              The Netherlands
                  Dun & Bradstreet Holding (Norway) AS                      Norway
                           Dun & Bradstreet Norge AS                        Norway
                           Dun & Bradstreet Soliditet AS                    Norway
                  Dun & Bradstreet (C&EE) Holding B.V.                      The Netherlands                80.00
                           Dun & Bradstreet spol s r.o.                     Czech Republic                 80.00
                           Dun & Bradstreet Hungaria Informacio Szogaltato  Hungary                        80.00
                                Korlatolt Felelosegu Tarasag
                           Dun & Bradstreet Poland sp. z o.o.               Poland                         80.00
                  Dun & Bradstreet S.A.                                     France
                           D&B Management S.A.S.                            France
                           Moody's France S.A.                              France
                           S&W S.N.R.C. - Wys Muller                        France
                                    S&W S.A.                                Belgium
                  Perfect Data International N.V.                           The Netherlands Antilles
                           Perfect Data Services B.V.                       The Netherlands
                  Dun & Bradstreet Danmark Holding A/S                      Denmark
                           D&B International A/S                            Denmark


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

                                                                                                          % OWNERSHIP
                                                                            STATE OR OTHER                100% EXCEPT
                  NAME                                                      JURISDICTION OF               AS NOTED
----------------------------------------------------------------------------------------------------------------------
DUN & BRADSTREET INTERNATIONAL, LTD. (CONTINUED)
         Wiri Beleggingen B.V.                                              The Netherlands
                  Dun & Bradstreet Kosmos S.p.A.                            Italy
                           Argus Situaziono Aziendali S.r.l.                Italy
                           Data Tech S.r.l.                                 Italy
                           Orefro L'Informazione S.p.A.                     Italy
                                    Consorzio Manifatturieri S.r.l.         Italy
                                    Ore. Tel S.r.L.                         Italy
                                    Orefro Data S.r.l.                      Italy
                                    TemaTel  S.r.l.                         Italy
         Dun & Bradstreet S.A.                                              Uruguay
         Dun & Bradstreet C.A.                                              Venezuela
         Dun & Bradstreet Zimbabwe (Private) Limited                        Zimbabwe

DUN & BRADSTREET INVESTMENTS LTD.                                           England

DUN & BRADSTREET SOFTWARE HOLDINGS, INC.                                    Delaware

DUNS INVESTING CORPORATION                                                  Delaware

DUNS INVESTING VII CORPORATION                                              Delaware

DUNSNET INC.                                                                Delaware
         Dun & Bradstreet Marketing Pty. Ltd.                               Australia

MOODY'S INVESTORS SERVICE, INC.                                             Delaware
         Financial Proformas, Inc.                                          Delaware
         Moody's Asia Pacific Limited                                       Hong Kong
         Moody's Canada Inc.                                                Canada
         Moody's Deutschland GmbH                                           Germany
         Moody's Emerging Market Services, Inc.                             Delaware
         Moody's Investors Service Espana, S.A.                             Spain
         Moody's Japan Kabushiki Kaisha                                     Japan
         Moody's Overseas Holdings, Inc.                                    Delaware
                  Moody's Interbank Credit Services Limited                 Cyprus
         Moody's Singapore Pte Ltd.                                         Singapore

OAK INVESTMENTS LTD.                                                        Bermuda

PALMETTO ASSURANCE LTD.                                                     Bermuda

THE REUBEN H. DONNELLEY CORPORATION                                         Delaware
         Am-Don Partnership                                                 Illinois                       50.00
         CenDon Partnership                                                 Illinois                       50.00
         C-Don Partnership                                                  Pennsylvania                   50.00
         Uni-Don Partnership                                                Florida                        50.00
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